PF Equity Holdings 1 B.V.
POWER OF ATTORNEY

Know all by these presents that PF Equity Holdings 1 B.V. ("Company') hereby constitutes and appoints each of Tara J. Gabbai, Susan E. Grant, Madelyn D. Purcell and Shehzad Siddiqui as the undersigned's true and lawful attorney-in-fact and agent, to:

1.  on behalf of the undersigned submit to U.S. Securities and Exchange Commission (the "SEC") a Form ID including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder; Schedule 13D in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, a joint filing agreement in accordance with Rule 13d-1(k) (1) under the Exchange Act and any amendments to the foregoing:

2. do and perform any and all acts for and of behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, Schedule 13D or Schedule 13G, as applicable, or joint filing agreement, complete and execute any amendment or amendments thereto, and timely file such form, schedule or agreement with the  United States Securities and Exchange Commission and any stock exchange or similar authority; and

3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve to such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation; hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned responsibilities to comply with Section 13 or Section 16 of the Exchange Act as applicable.

This Power of Attorney share remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or Schedule 13D of Schedule 13G  as applicable with respect to the undersigned's holdings of and transactions in securities, unless earlier revoked by the undersigned in a signed writing deliver to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

Date: September 10, 2021

PF Equity Holdings 1 B.V.

Signature:  /s/ Eduard Slijkoord
 Name:  Eduard Slijkoord
Title: Managing Director B